Exhibit 21
Woodward Governor Company
Subsidiaries of the Registrant
Baker Electrical Products, Inc.
Delaware, USA
Woodward FST, Inc.
Delaware, USA
Woodward Controls, Inc.
Delaware, USA
Woodward International, Inc.
Delaware, USA
Woodward (Tianjin) Controls Company Limited
Tianjin, China
Woodward Governor de Mexico S.A. de C.V.
Mexico City, Mexico
Woodward Governor France S.A.R.L.
Venissieux, France
Woodward Governor Germany GmbH
Aken, Germany
Woodward Governor GmbH
Lucerne, Switzerland
Woodward Governor India Private Limited
New Delhi, India
Woodward Governor Nederland B.V.
Hoofddorp, The Netherlands
Woodward Governor (Japan) Ltd.
Tomisato, Japan
Woodward Governor Poland Sp.Zo.o
Krakow, Poland
Woodward Regulateur (Quebec), Inc.
Quebec, Canada
Woodward GmbH
Stuttgart, Germany
Woodward Controls (Suzhou) Co., Ltd.
Suzhou, China
Woodward Controls International Trading (Shanghai) Co. Ltd.
Shanghai, China
SEG Verwaltungsgesellschaft GmbH
Kempen, Germany
Woodward SEG Lima S.A.C.
Lima, Peru
Woodward Comércio de Sistemas de Controle e Proteção Eléctrica Ltda.
Sao Paulo, Brazil
Woodward SEG GmbH & Co. KG
Kempen, Germany
Woodward Controls and Solutions (Thailand) Ltd.
Bangkok, Thailand

Exhibit 21
Woodward Governor Company
Subsidiaries of the Registrant
Woodward Hong Kong Limited
Hong King, PRC
MPC Products Corporation
(operating under the assumed corporate name of
Woodward MPC, Inc.)
Illinois, USA
Techni-Core, Inc.
Delaware, USA
MPC Export Corporation
British Virgin Islands
MPC Products Europe, SAS
France
MotoTron Corporation
Delaware, USA
WGC LLC
Delaware, USA
Blitz F08-eins-null-vier GmbH
Frankfurt am Main, Germany
Blitz F08-neun-vier-fünf GmbH & Co. KG
Frankfurt am Main, Germany
SEG Power Solutions GmbH
Kempen, Germany
Woodward CIS Limited Liability Company
St. Petersburg, Russia